Exhibit 5.1

April 29, 2025

Suzano S.A.

Avenida Professor Magalhaes Neto, 1,752

10th Floor, Rooms 1010 and 1011

41810-012 Salvador – BA

Brazil

Suzano Netherlands B.V.

Barbara Strozzilaan 101, 1.01, 1083HN

Amsterdam

The Netherlands

Suzano Austria GmbH

Jakov-Lind-Straße 13

1020 Vienna

Austria

Ladies and Gentlemen:

I am qualified to practice law in the Federative Republic of Brazil (“Brazil”) and am the General Counsel of Suzano S.A. (“Suzano”), a corporation (sociedade por ações) incorporated under the laws of the Brazil. This opinion is being furnished to you in connection with the preparation and filing by Suzano, Suzano Netherlands, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Suzano Netherlands”) and Suzano Austria GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Austria (“Suzano Austria”), of registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”) with respect to (i) debt securities of Suzano Netherlands (the “Suzano Netherlands Debt Securities”) to be fully and unconditionally guaranteed by Suzano, and (ii) debt securities of Suzano Austria (the “Suzano Austria Debt Securities” and, together with the Suzano Netherlands Debt Securities, the “Debt Securities”) to be fully and unconditionally guaranteed by Suzano. The Debt Securities, together with the corresponding form of notations relating to the guarantee to be executed by Suzano on each of the Suzano Netherlands Debt Securities (the “Suzano Netherlands Guarantee”) and the Suzano Austria Debt Securities (the “Suzano Austria Guarantee” and, together with the Suzano Netherlands Guarantee, the “Guarantees”), are referred to as the “Securities.” The securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act, at offering prices to be determined from time to time.

For the purpose of rendering this opinion, I have examined the execution copies or copies certified to my satisfaction of the following documents:

(i)            the Registration Statement filed with the SEC as of the date hereof;

(ii)           the form of indenture between Suzano Netherlands, as issuer, and the Bank of New York Mellon, as trustee (the “Suzano Netherlands Indenture”), attached as an exhibit to the Registration Statement, and pursuant to which Suzano Netherlands Debt Securities may be issued;

(iii)          the form of indenture between Suzano Austria, as issuer, and the Bank of New York Mellon, as trustee (the “Suzano Austria Indenture”), attached as an exhibit to the Registration Statement, and pursuant to which Suzano Austria Debt Securities may be issued;

(iv)          Suzano’s bylaws (estatuto social), as in effect on the date hereof;

(v)           such other documents, records and matters of law as I have deemed necessary.

In rendering the foregoing opinions, I have assumed the authenticity of all documents represented to me to be originals, the conformity to original documents of all copies of documents submitted to me, the accuracy and completeness of all corporate records made available to me and the genuineness of all signatures that purport to have been made in a corporate, governmental, fiduciary or other capacity, and that the persons who affixed such signatures had authority to do so.

In rendering the opinions expressed below, I have assumed: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of all Securities will conform to the forms thereof contained in the applicable indenture and, as applicable, the related Guarantee, will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon Suzano, Suzano Netherlands or Suzano Austria, as the case may be, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over Suzano, Suzano Netherlands or Suzano Austria, as applicable, (iv) the Securities and, as applicable, the related Guarantee will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) Suzano, Suzano Netherlands or Suzano Austria, as applicable, will authorize the offering and issuance of the Securities and, as applicable, the related Guarantee and will authorize, approve and establish the final terms and conditions thereof and will authorize, approve and establish the terms and conditions of any applicable warrant agreement or guaranty, as the case may be, and will take any other appropriate additional corporate action, (vi) certificates, if required, representing the Securities and, as applicable, the related Guarantee, will be duly executed and delivered and, to the extent required by the applicable indenture or warrant agreement, duly authenticated and countersigned; and (vii) any Securities issuable upon conversion, exchange or exercise of any other Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Furthermore, I have assumed (i) the due organization and valid existence of all parties to the Suzano Netherlands Indenture and the Suzano Austria Indenture under the laws of the countries of their respective incorporation; (ii) the due authorization, execution and delivery by all parties to the Suzano Netherlands Indenture and the Suzano Austria Indenture; (iii) that the performance thereof is within the capacity and powers of all such parties; and (iv) the validity and enforceability of the Suzano Netherlands Indenture, the Suzano Austria Indenture and the Securities in accordance with their terms under the laws of the State of New York, by which they are expressed to be governed.

Also, I have assumed and have not verified (i) the accuracy as to factual matters of each document I have reviewed (ii) that the Debt Securities and Guarantees will conform to the forms I have reviewed.

I am qualified to practice law solely in Brazil and express no opinion as to any laws other than the laws of Brazil as in effect on the date hereof, and I have assumed that there is nothing in any other law that affects my opinion. In particular, I have made no independent investigation of the laws of the State of New York, the Netherlands or the laws of Austria as a basis for the opinions stated herein, and I do not express or imply any opinion on such laws. The opinions stated below are provided based on Brazilian laws, rules and regulations and on Suzano’s by-laws, in each case as in effect on the date hereof, and I assume that there will be no change in Brazilian laws, rules or regulations (or the interpretation thereof) nor amendments to Suzanos’s by-laws that may affect in any way the opinions stated herein.

Based on the foregoing and subject to the qualifications and limitations hereinafter specified, I am of the opinion that:

(i)	Suzano is a corporation (sociedade por ações) duly organized and validly existing under the laws of Brazil, duly qualified to do business in Brazil, and has all power and authority necessary to own and hold its properties and to conduct the businesses in which it is engaged and to perform its obligations under the Guarantees.

(ii)	Suzano has all power and authority to enter into and perform its obligations under the Guarantees.

(iii)	In the event that, in connection with the issuance and terms of the Guarantees and the performance of Suzano’s obligations thereunder, (i) all applicable governmental approvals are obtained and all necessary filings and registrations with any governmental authority, agency or body are effective, (ii) all necessary corporate actions are taken by Suzano, including actions taken by the board of directors, the board of executive officers and the fiscal council of Suzano or a combination of such bodies, (iii) a definitive underwriting, purchase or similar agreement relating to the issuance, offer and sale of the Suzano Netherlands Debt Securities or Suzano Austria Debt Securities to which such Guarantees relate is duly authorized, executed and delivered by all parties thereto, (iv) the Guarantees are duly executed and delivered by Suzano, and (v) such Suzano Netherlands Debt Securities or Suzano Austria Debt Securities are duly authorized, executed and delivered by Suzano Netherlands or Suzano Austria, as applicable, and, to the extent required by the Suzano Netherlands Indenture or Suzano Austria Indenture, as applicable, authenticated and countersigned and are sold and delivered to, and fully paid for by, the underwriting, purchase or similar agreement, then the Guarantees will constitute valid, binding and enforceable obligations of Suzano.

The opinions set forth above are, however, subject to the following qualifications:

(a)	enforcement in Brazil may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, or other similar laws relating to or limiting creditor’s rights generally;

(b)	in order to ensure the admission and enforceability of the Suzano Netherlands Indenture, the Suzano Austria Indenture or the Securities, as the case may be, before the public agencies and courts in Brazil (i) the signatures of the parties thereto signing outside Brazil must be notarized by a notary public and, where appropriate, the identity of the seal or stamp of such notary public must be apostilled by a competent authority of the state from which the document emanates according to the Hague Convention of October 5, 1961 (“Apostille Convention”), except for documents emanating from a state that is not a signatory to the Apostille Convention, which require notarization and the subsequent legalization (authentication) of the signature of such a notary by a Brazilian consulate official and (ii) the Suzano Netherlands Indenture, the Suzano Austria Indenture or the Securities, as the case may be, must be translated into Portuguese by a sworn translator, and the sworn translation must be registered with the appropriate Registry of Deeds and documents in Brazil; and

(c)	any judgment obtained against Suzano in a foreign court with respect to the Suzano Netherlands Indenture, the Suzano Austria Indenture or the Securities, as the case may be, will only be enforceable in the courts of Brazil if previously confirmed (homologado) by the Superior Court of Justice of Brazil (Superior Tribunal de Justiça). Such confirmation will only be given if such foreign judgment: (i) fulfils all formalities required for enforceability under the laws of the country where it was issued; (ii) is not subject to appeal in the jurisdiction in which it was issued, (iii) is accompanied by a sworn translation into Portuguese; and (iv) does not violate national sovereignty, public policy or good morals of Brazil (as provided in Section 17 of the Law of Introduction to the Rules of Brazilian Law), including in particular the rules regarding service of process.

I express no opinion as to any matter which may be, or which purports to be, governed by the laws of any jurisdiction other than the laws of Brazil.

This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

I hereby consent to the use of my name in the prospectus constituting a part of the Registration Statement, and in any amendments and prospectus supplements related thereto, under the heading “Validity of Securities” as counsel for Suzano who has passed on specific opinions based on Brazilian law and relating to the Securities, and to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

This opinion is furnished by me, as Acting General Counsel of Suzano, to you, solely for your benefit and no other person may rely upon this opinion without my prior written consent. I disclaim any obligation to update this opinion letter for events occurring or coming to my attention after the date hereof.

[Signature Page Follows]

Very truly yours,

/s/ Walner Alves Cunha Jr.
Walner Alves Cunha Jr.
General Counsel of Suzano S.A.

[Signature Page to Suzano Exhibit 5 Legal Opinion]